Exhibit 99.1

Sonim Reports Second Quarter 2024 Results, Begins New Product Releases into Large New Addressable Markets

Commences launch of new connected solution and rugged smartphone portfolio with tier-one carriers in North America

Expands European market presence and development with leading carriers and distributors

Expects return to sequential growth in Q3 and Q4 driven by additional carrier launches

San Diego, California – August 9, 2024 – Sonim Technologies, Inc. (Nasdaq: SONM), a leading provider of mobility solutions that include ultra-rugged and rugged phones, connected devices and accessories designed to provide extra protection for users that demand more durability in their work and everyday lives, reported financial results for the quarter ended June 30, 2024.

Second Quarter 2024 and Recent Highlights

●	Net revenues were $11.5 million, compared to $16.8 million in the first quarter.
●	GAAP net loss for the quarter was $6.6 million, including a $3.2 million impairment charge, compared to $2.9 million in the first quarter.
●	Adjusted EBITDA* was negative $2.0 million, compared to negative $1.6 million in the first quarter 2024.
●	Ended the quarter with cash and cash equivalents totaling $9.6 million, trade accounts receivable of $10.8 million, and inventory valued at $7.0 million.
●	Raised $3.85 million in an equity transaction with each unit priced 126% above the closing price of the Company’s common stock on April 26, 2024.
●	Commenced launches for two of the 14 new product awards Sonim has secured to date with carriers in North America, Europe and Australia for Sonim’s new portfolio of connected solutions and next-generation rugged devices.
●	Secured a new product award for the 5G variant of the Sonim XP3plus flip phone with a tier-one carrier in the U.S.
●	Advanced European market entry plans with an expanded sales, marketing and customer service team driving carrier and regulatory qualification of Sonim’s devices, customer engagement and establishment of local distribution channels.
●	Secured a new product award for a new mobile hotspot from the connected solutions portfolio with a tier-one carrier in the Nordics, scheduled to launch in the second half 2024.

Peter Liu, Sonim’s Chief Executive Officer, said: “We are excited to initiate the first commercial launches from our expanding portfolio of new rugged mobile and connected solutions devices. As a result of these new products and broad-based distribution, we expect sequential sales growth in both the third and fourth quarters. Our design awards with all tier-one carriers in the United States and Canada position us to significantly broaden our market reach. This expansion will elevate Sonim’s addressable market from a legacy market of approximately $400 million to a diverse global market valued at over $50 billion annually.”

* Non-GAAP financial measure. An explanation and reconciliation of non-GAAP financial measures are presented at the end of this press release.

“In line with our global expansion strategy, Europe is becoming an important part of our commercial outlook. The departure of a major rugged device provider has created an urgent need for a trusted global brand to take over key distribution channels and engage customers. Our investment in the expanded European team is rapidly advancing our progress and adoption in these robust markets.”

Second Quarter 2024 Financial Results

Revenue for the second quarter of 2024 was $11.5 million, decreased from $16.8 million in the first quarter of 2024. Revenue reflected a discontinuation of the Company’s lower margin white-label business as Sonim transitions its full focus to the new rugged phone and connected solution product lines now launching with major carriers. The Company expects further sequential revenue growth in the second half of 2024 as these launches continue.

Gross profit for the second quarter of 2024 was $3.0 million, or 26% of revenues, compared with first quarter of 2024 gross profit of $2.9 million, or 17% of revenues. Gross margin increased in the second quarter of 2024 because we did not sell any lower margin white-label products.

Operating expenses for the second quarter of 2024 were $9.4 million, increased from $5.6 million in the preceding quarter. The 2024 second quarter included a charge of $3.2 million for impairment of contract fulfillment assets, as well as R&D expenses for Sonim’s new line of mobile hotspots, rugged phones and consumer durable phone, but under a more cost-efficient product development strategy than in prior years. Sales and marketing expenses increased as the Company began to support the launch of the Company’s new connected solutions and international strategies in Australia, Europe, the Middle East and Africa.

Net loss in the second quarter of 2024 was $6.6 million, compared with a net loss of $2.9 million in the first quarter of 2023. Adjusted EBITDA* was negative $2.0 million for the second quarter of 2024, compared to negative $1.6 million for the first quarter of 2024.

“The second quarter marks our strategic exit from the non-core and lower margin ODM business that accounted for approximately half of our revenue in 2023. We expect to resume sequential quarterly growth through the rest of 2024 as we roll out our higher margin rugged products and connected solutions to fulfill our growing list of major carrier design awards. Furthermore, we are also making a calculated investment to penetrate the European market.,” said Clay Crolius, Chief Financial Officer of Sonim.

Balance Sheet and Working Capital

Sonim ended the second quarter of 2024 with $9.6 million in cash and equivalents and remained essentially debt free. Trade accounts receivable was $10.8 million and inventory was $7.0 million.

On April 29, 2024, the Company announced a $3.85 million equity capital transaction of stock and warrants with a single investor. The transaction was priced above market at $11.00 per unit (as adjusted to reflect the 1-for-10 reverse stock split that became effective on July 17, 2024), which includes of one share of common stock and one warrant. The transaction proceeds will further Sonim’s growth strategies with both new products and new geographies, underway now.

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About Sonim Technologies, Inc.

Sonim Technologies is a leading U.S. provider of ultra-rugged and rugged mobile devices, including phones, wireless internet data devices, and accessories designed to provide extra protection for users that demand more durability in their work and everyday lives. We currently sell our ruggedized mobility solutions to several of the largest wireless carriers in the United States—including AT&T, T-Mobile and Verizon—as well as the three largest wireless carriers in Canada-Bell, Rogers and TELUS Mobility. Our ruggedized phones and accessories are also sold through distributors in North America and Europe. Sonim devices and accessories connect users with voice, data, workflow and lifestyle applications that enhance the user experience while providing an extra level of protection. For more information, visit www.sonimtech.com.

Important Cautions Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to, among other things, the projected revenue growth, the declaring and reaffirming of Sonim’s business strategy and objectives, the timing of the availability of the new products, the successful expansion of Sonim’s products in new markets, the impact of certain events on Sonim’s business, and Sonim’s ability to grow and to capitalize the market opportunity. These forward-looking statements are based on Sonim’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by Sonim, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “achieve,” “aim,” “ambitions,” “anticipate,” “believe,” “committed,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “future,” “goals,” “grow,” “guidance,” “intend,” “likely,” “may,” “milestone,” “objective,” “on track,” “opportunity,” “outlook,” “pending,” “plan,” “position,” “possible,” “potential,” “predict,” “progress,” “promises,” “roadmap,” “seek,” “should,” “strive,” “targets,” “to be,” “upcoming,” “will,” “would,” and variations of such words and similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include, but are not limited to, the following: the availability of cash on hand; potential material delays in realizing projected timelines; Sonim’s material dependence on its relationship with a small number of customers who account for a significant portion of Sonim’s revenue; Sonim’s entry into the data device sector could divert our management team’s attention from existing products; risks related to Sonim’s ability to comply with the continued listing standards of the Nasdaq Stock Market and the potential delisting of Sonim’s common stock; Sonim’s ability to continue to develop solutions to address user needs effectively, including its next-generation products; Sonim’s reliance on third-party contract manufacturers and partners; Sonim’s ability to stay ahead of the competition; Sonim’s ongoing transformation of its business; the variation of Sonim’s quarterly results; the lengthy customization and certification processes for Sonim’s wireless carries customers; various economic, political, environmental, social, and market events beyond Sonim’s control, as well as the other risk factors described under “Risk Factors” included in Sonim’s most recent Annual Report on Form 10-K and any subsequent quarterly filings on Form 10-Q filed with the Securities and Exchange Commission (available at www.sec.gov). Sonim cautions you not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Sonim assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

Investor Contact

Matt Kreps

Darrow Associates Investor Relations

mkreps@darrowir.com

M: 214-597-8200

Media Contact

Anette Gaven

Sonim Technologies

M: 619-993-3058

pr@sonimtech.com

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SONIM TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(IN THOUSANDS EXCEPT SHARE AND

PER SHARE AMOUNTS)

	June 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$9,600	$9,397
Accounts receivable, net	10,781	25,304
Non-trade receivable	2,198	961
Inventory	7,020	6,517
Prepaid expenses and other current assets	2,986	1,608
Total current assets	32,585	43,787
Property and equipment, net	120	71
Right-of-use assets	—	55
Contract fulfillment assets	10,155	9,232
Other assets	3,011	2,898
Total assets	$45,871	$56,043
Liabilities and stockholders’ equity
Accounts payable	$9,164	$19,847
Accrued liabilities	17,714	12,233
Current portion of lease liability	—	55
Deferred revenue	12	12
Total current liabilities	26,890	32,147
Income tax payable	1,507	1,528
Total liabilities	28,397	33,675
Commitments and contingencies (Note 9)
Stockholders’ equity
Common stock, $0.001 par value per share; 100,000,000 shares authorized: and 4,827,092 and 4,426,867 shares issued and outstanding at June 30, 2024, and December 31, 2023, respectively (*)	5	4
Preferred stock, $0.001 par value per share, 5,000,000 shares authorized, and no shares issued and outstanding at June 30, 2024, and December 31, 2023, respectively	—	—
Additional paid-in capital (*)	276,951	272,324
Accumulated deficit	(259,482)	(249,960)
Total stockholders’ equity	17,474	22,368
Total liabilities and stockholders’ equity	$45,871	$56,043

(*) Adjusted retroactively to reflect the 1-for-10 reverse stock split that became effective on July 17, 2024.

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SONIM TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net revenues	$11,516	$26,835	$28,292	$52,636
Cost of revenues	8,547	22,409	22,421	44,035
Gross profit	2,969	4,426	5,871	8,601
Operating expenses
Research and development	557	—	1,013	105
Sales and marketing	3,219	1,827	5,711	3,584
General and administrative	2,446	1,852	5,089	3,832
Impairment of contract fulfillment assets	3,217	—	3,217	—
Total operating expenses	9,439	3,679	15,030	7,521
Income (loss) from operations	(6,470)	747	(9,159)	1,080
Interest expense, net	(17)	(5)	(17)	(5)
Other expense, net	(92)	(161)	(184)	(154)
Income (loss) before income taxes	(6,579)	581	(9,360)	921
Income tax expense	(37)	(72)	(162)	(185)
Net income (loss)	$(6,616)	$509	$(9,522)	$736
Net income (loss) per share:
Basic (*)	$(1.41)	$0.12	$(2.09)	$0.17
Diluted (*)	$(1.41)	$0.11	$(2.09)	$0.17
Weighted-average shares used in computing net income (loss) per share:
Basic (*)	4,685,352	4,222,699	4,561,741	4,216,118
Diluted (*)	4,685,352	4,458,577	4,561,741	4,309,121

(*) Adjusted retroactively to reflect the 1-for-10 reverse stock split that became effective on July 17, 2024.

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Non-GAAP Financial Measures

In addition to our financial results determined in accordance with U.S. GAAP, we believe the following non-GAAP and operational measures are useful in evaluating our performance-related metrics and present them as a supplemental measure of our performance.

Adjusted EBITDA

We define Adjusted EBITDA as net loss adjusted to exclude the impact of one-time non-cash asset impairment costs, stock-based compensation expense, depreciation and amortization, interest expense, and income taxes. Adjusted EBITDA is a useful financial metric in assessing our operating performance from period to period by excluding certain items that we believe are not representative of our core business, such as certain material non-cash items and other adjustments, such as stock-based compensation.

We believe that Adjusted EBITDA, viewed in addition to, and not in lieu of, our reported GAAP results, provides useful information to investors regarding our performance and overall results of operations for various reasons, including: one-time non-cash asset impairment costs as they do not reflect normal operations; non-cash equity grants made to employees at a certain price do not necessarily reflect the performance of our business at such time, and as such, stock-based compensation expense is not a key measure of our operating performance; and non-cash depreciation and amortization are not considered a key measure of our operating performance. We use Adjusted EBITDA: as a measure of operating performance; for planning purposes, including the preparation of budgets and forecasts; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; in communications with our board of directors concerning our financial performance; and as a consideration in determining compensation for certain key employees.

Adjusted EBITDA has limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include: it does not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments; it does not reflect changes in, or cash requirements for, working capital needs; it does not reflect interest expense on our debt or the cash requirements necessary to service interest or principal payments; and other companies in our industry may define and/or calculate this metric differently than we do, limiting its usefulness as a comparative measure.

Set forth below is a reconciliation from net loss to Adjusted EBITDA for the respective periods (in thousands):

	Three Months Ended
	June 30, 2024	March 31, 2024
Net loss	$(6,616)	$(2,906)
Impairment of contract fulfillment assets	3,217	—
Depreciation and amortization	845	880
Stock-based compensation	472	324
Interest expense	17	—
Income taxes	37	125
Adjusted EBITDA	$(2,028)	$(1,577)

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